UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 22, 2017, Sears Holdings Corporation (the “Company”), through Sears, Roebuck and Co., Sears Development Co., Innovel Solutions, Inc., Big Beaver of Florida Development, LLC and Kmart Corporation (collectively, “Borrowers”), entities wholly owned and controlled, directly or indirectly by the Company, amended and restated its $500 million secured short-term loan facility (the “Amended and Restated Loan Facility”), with JPP, LLC, JPP II, LLC, Cascade Investment, L.L.C., and certain other parties (collectively, the “Lenders”). The Amended and Restated Loan Facility requires the repayment of $100 million of the loans outstanding thereunder on the original maturity date of July 7, 2017 and extends the maturity with respect to $400 million of the loans outstanding thereunder until January 7, 2018. The Amended and Restated Loan Facility also provides the Company with options to further extend the maturity of the loan for up to an additional six months, to July 6, 2018, subject to the satisfaction of certain conditions and the payment of certain fees. Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls JPP, LLC and JPP II, LLC.

In connection with the Amended and Restated Loan Facility, the Company paid a one-time extension fee equal to $8 million dollars to the extending Lenders. The Amended and Restated Loan Facility will have an annual base interest rate of 8%, with accrued interest payable monthly during the term of the Amended and Restated Loan Facility. The Amended and Restated Loan Facility is guaranteed by the Company and is secured by a first priority lien on 20 real properties owned by the Borrowers.

The Amended and Restated Loan Facility has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Lenders may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights they might have under any of the Amended and Restated Loan Facility documents (including against the collateral), and require the Borrowers to pay a default interest rate equal to the greater of (i) 2.5% in excess of the base interest rate and (ii) the prime rate plus 1%.

The foregoing description of the Amended and Restated Loan Facility does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events

On May 23, 2017, the Company issued a press release announcing the entry into the Amended and Restated Loan Facility and certain other matters. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Amended and Restated Loan Agreement, dated as of May 22, 2017, between Sears, Roebuck and Co., Innovel Solutions, Inc., Big Beaver of Florida Development, LLC and Kmart Corporation, as Borrowers, and JPP, LLC, JPP II, LLC and Cascade Investment, L.L.C., as Initial Lenders

Exhibit 99.1	Press Release, dated May 23, 2017

Private Securities Litigation Reform Act of 1995 – Cautionary Statement Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, those discussed in this Form 8-K and those discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company intends the forward-looking statements to speak only as of the time made and does not undertake to update or revise them as more information becomes available, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker
Chief Financial Officer

Date: May 24, 2017

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